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                                                                    Exhibit 99.2


                              CERTIFICATE OF MERGER
                                     MERGING
                             EDGE DELAWARE SUB INC.
                                  WITH AND INTO
                           MILLER EXPLORATION COMPANY
                             PURSUANT TO SECTION 251
                                     OF THE
                GENERAL CORPORATION LAW OF THE STATE OF DELAWARE


         Miller Exploration Company, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Surviving Entity") does hereby certify:

         FIRST: That the name and state of incorporation of each of the constituent corporations to the merger is as follows:

                    NAME                       STATE OF INCORPORATION
           Edge Delaware Sub Inc.                     Delaware
         Miller Exploration Company                   Delaware

         SECOND: That an Agreement and Plan of Merger pursuant to which Edge Delaware Sub Inc. will merge with and into Miller Exploration Company has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with Section 251 of the General Corporation Law of the State of Delaware.

         THIRD: That the name of the Surviving Entity of the merger is Miller Exploration Company.

         FOURTH: That the Certificate of Incorporation of Miller Exploration Company in effect immediately prior to the effective time of the merger shall be the Certificate of Incorporation of the Surviving Entity, until duly amended in accordance with applicable law.

         FIFTH: That the executed Agreement and Plan of Merger is on file at an office of the Surviving Entity, the address of which is 3104 Logan Valley Road, Traverse City, Michigan 49685.

         SIXTH: That a copy of the Agreement and Plan of Merger will be furnished by the Surviving Entity, on request and without cost, to any stockholder of any constituent corporation.

         SEVENTH: This Certificate of Merger shall be effective on its filing with the Secretary of State of the State of Delaware.

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         IN WITNESS WHEREOF, Miller Exploration Company has caused this
Certificate of Merger to be executed on its behalf on December 4, 2003.


                                       MILLER EXPLORATION COMPANY


                                       By:    /s/ Deanna L. Cannon
                                              ----------------------------------
                                              Deanna L. Cannon
                                              Chief Financial Officer,
                                              Vice President of Finance
                                              and Corporate Secretary